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                                                                    EXHIBIT 99.5



                           STOCK PURCHASE AGREEMENT


PARTIES:      SUNGARD DATA SYSTEMS INC.
              a Delaware corporation ("S Company")
              1285 Drummers Lane
              Wayne, Pennsylvania 19087

              THE SHAREHOLDER LISTED ON THE SIGNATURE PAGE
              (the "Shareholder")


DATE:         ________, 1999

BACKGROUND:   Shareholder is a shareholder of MINT Software Technologies Ltd., a corporation formed under the laws of the State of Israel ("M Company") and/or Decalog N.V., a corporation formed under the laws of the Netherlands ("D Company") (M Company and D Company are sometimes referred to individually as a "Subsidiary" and collectively as the "Subsidiaries"), and owns the number of ordinary shares (the "Shares") of the respective Subsidiaries set forth under the Shareholder's name on the signature page hereof. The Subsidiaries are subsidiaries of Oshap Technologies Ltd., a corporation formed under the laws of Israel (the "Company"). S Company and the Company have entered into an Agreement dated as of March 9, 1999 hereof (the "Agreement"), which has attached thereto the related Plan of Arrangement (the "Plan"). The Agreement which provides (subject to the conditions set forth therein) for the exchange of S Company Shares for Company Ordinary Shares as set forth in the Agreement (the "Arrangement"). The Agreement contemplates that, upon consummation of the Arrangement on the Effective Date, (i) holders of Company Ordinary Shares and Company Options will receive S Company Shares in exchange for their Company Ordinary Shares and (ii) the Company will become a wholly-owned subsidiary of S Company. In connection with the Agreement, S Company and Shareholder desire to enter into this Stock Purchase Agreement (the "Stock Purchase Agreement"). All terms not defined herein shall have the meaning given such term in the Agreement.

         INTENDING TO BE LEGALLY BOUND, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.    Sale and Purchase of Shares

               1.1  Sale of Shares. At the Closing (as defined in Section 4.1),
                    --------------
Shareholder shall sell, transfer, assign and deliver, and S Company (or its assignee) (referred to as the "Buyer") shall purchase and acquire, good and valid title to the Shares, free and clear of all claims, liens, encumbrances, security interests, pledges, options and rights of others of any nature whatsoever. Shareholder agrees that in the event that Shareholder acquires any additional ordinary shares of Subsidiaries prior to Closing, such additional ordinary shares will be included in the Shares sold to

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Buyer at Closing.

          1.2   Purchase Price. The purchase price for each Share of D Company
                --------------
shall be $9.26 per share ("D Company Purchase Price Per Share"). The purchase price for each Share of M Company shall be $13.15 per share ("M Company Purchase Price Per Share"). The total purchase price ("Purchase Price") to be paid by Buyer to Shareholder at Closing shall equal the sum of : (a) the D Company Purchase Price Per Share multiplied by the number of Shares of D Company sold, plus (b) the M Company Purchase Price Per Share multiplied by the number of Shares of M Company sold.

          1.3   Payment of Purchase Price. The Purchase Price shall be payable
                -------------------------
as follows:

               (a) If Shareholder is an "affiliate"(as that term is used in Rule 145 under the Securities Act) of the Company (an "Affiliate Shareholder") as of the date hereof or as of the Closing, the Purchase Price shall be paid by issuance to Shareholder of such number of shares of S Company common stock, par value $0.01 per share ("S Company Shares"), as shall be obtained by dividing the Purchase Price by the S Company Share Average determined pursuant to the Agreement. No fractional S Company Shares shall be issued. In lieu of any such fractional shares, such fractional S Company Shares shall be rounded up to the next whole share.

               (b) If Shareholder is not an Affiliate Shareholder, the Purchase Price shall be paid in cash by wire transfer of immediately available U.S. funds to an account designated by Shareholder.

               (c) The parties shall each pay one-half of any transfer,documentary or stamp taxes or fees which may be due upon the sale of the Shares. Shareholder shall be responsible for any income or capital gain taxes due as a result of the sale of the Shares. Except as provided in the foregoing two sentences, all costs and expenses incurred in connection with the transactions contemplated by this Stock Purchase Agreement shall be paid by the party incurring such costs and expenses.

          1.4  Registration Rights. S Company shall, promptly following the
               -------------------
Effective Date, file and use its reasonable efforts to have declared effective, a registration statement on Form S-3 (or other appropriate form) registering for resale the S Company Shares issued pursuant to Section 1.3(a). S Company shall use its reasonable efforts to maintain the effectiveness of the registration statement until the second anniversary of the Closing.

     2.   Representations of Shareholder

          Shareholder represents and warrants to S Company, as of the date hereof and as of the date of Closing as if made on and as of the date of Closing, as follows:

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          2.1   Good Title. As of the date hereof, Shareholder is the record and beneficial owner in the aggregate of the number of Shares set forth below such Shareholder's name on the signature page hereof. Shareholder has, and will sell, assign, transfer and deliver to Buyer at Closing, good and valid title to the Shares, free and clear of all claims, liens, security interests, pledges, options and rights of others of any nature whatsoever.

          2.2 No Other Interests. Except for the number of Shares set forth below such Shareholder's name on the signature page hereof, Shareholder does not directly or indirectly own any ordinary shares, stock, securities or other equity, capital or ownership interests in the Subsidiary, or any option, warrant or other right to acquire any ordinary shares, stock, securities or other equity, capital or ownership interests in the Subsidiary other than options to purchase Shares, which options are or will be the subject of a Stock Option Exchange Agreement between S Company and Shareholder. There are no options, warrants, agreements, rights or other commitments of, or granted by, Shareholder which entitles or, if exercised, could entitle any person or entity to purchase any or all of the Shares.

          2.3 Authority. Shareholder has the full right, power, authority and capacity to execute and deliver this Stock Purchase Agreement and to perform Shareholder's obligations hereunder. This Stock Purchase Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with its terms.

          2.4 No Conflicts. The execution and delivery of this Stock Purchase Agreement by the Shareholder does not, and the performance of this Stock Purchase Agreement by the Shareholder will not: (a) upon obtaining the approval of the Office of the Chief Scientist of the Ministry of Industry and Trade in Israel, conflict with or violate any law, order, decree or judgment applicable to the Shareholder or by which Shareholder or any of Shareholder's properties are bound or affected; or (b) result in any breach of or constitute a default or breach (immediately or after the giving of notice, passage of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of liens, security interests, charges or encumbrances on any of the Shares pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of Shareholder's properties is bound or affected.

          2.5 Brokerage Fees. No person acting on behalf of Shareholder is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Stock Purchase Agreement.

          2.6 Investment Representation. If Shareholder is an Affiliate Shareholder, shareholder makes the following representations and warranties. All S Company Shares to be issued to Shareholder hereunder are being acquired for Shareholder's own account and not on behalf of any other person, and all such S Company Shares are being acquired by the Shareholder for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such S Company Shares. Shareholder has had the opportunity to examine S Company's Annual

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Report on Form 10-K for the year ended December 31, 1997 and other filings made with the SEC since January 1, 1998. Shareholder has had the opportunity to ask questions and receive answers from S Company concerning S Company, and has been furnished with all other information about S Company that it has requested. Shareholder believes that Shareholder has sufficient knowledge and experience in business and financial matters, that Shareholder is capable of evaluating the merits and risks of an investment in the S Company Shares, and that Shareholder has the capacity to protect Shareholder's own interests in connection with the transactions contemplated hereby. Shareholder understands that the certificates for the S Company Shares shall bear appropriate restrictive legends and S Company shall have the right to place a stop order against such shares; provided, however, that such legend and stop order shall be removed promptly following the effectiveness of the registration statement provided for in
Section 1.4.

     3.   Representations of S Company

          S Company represents and warrants to Shareholder, as of the date hereof and as of the date of Closing as if made on and as of the date of Closing, as follows:

          3.1 Authority. S Company has the full right, power, authority and capacity to execute and deliver this Stock Purchase Agreement and to perform its obligations hereunder. This Stock Purchase Agreement has been duly executed and delivered by S Company and constitutes the legal, valid and binding obligations of S Company, enforceable against S Company in accordance with its terms.

          3.2 S Company Shares. Any S Company Shares issued in payment of the Purchase Price will be validly issued, fully paid and nonassessable.

          3.3 Brokerage Fees. No person acting on S Company's behalf is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Stock Purchase Agreement.

          3.4 Current Public Information. If Shareholder is an Affiliate Shareholder, S Company represents and warrants to, and covenants with, Shareholder that it shall make available adequate current public information as required by Rule 144(c) promulgated by the SEC under the Securities Act. From and after the time that financial results covering at least 30 days of post-Arrangement combined operations of S Company and the Company have been published by S Company (within the meaning of the applicable "pooling of interests" accounting requirements), S Company shall confirm, at the request of an Affiliate Shareholder, that such financial results have been so published.

     4.   Closing

          4.1 Closing. The closing of the sale of the Shares (the "Closing") shall take place at the offices of the S Company on the Effective Date of the Arrangement as determined pursuant

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to the Agreement. It shall be a condition precedent to the obligations of each of the parties respective obligations hereunder that (i) the Arrangement shall have been consummated contemporaneously with the Closing and (ii) the representations and warranties of the other party in this Stock Purchase Agreement shall be true and correct in all material respects as if made on and as of the date of Closing.

          4.2 Obligations of Shareholder at Closing. Shareholder shall deliver to Buyer at Closing the following:

               (a) Certificates representing the Shares, together with share transfer deeds or other appropriate transfer documents.

               (b) A certificate certifying that the representations and warranties of Shareholder contained in Section 3 of this Stock Purchase Agreement are true and correct on and as of the date of Closing.

               (b) All other documents reasonably requested by Buyer in order to vest in the Buyer full title to the Shares.

          5.3 Obligations of Buyer at Closing. Buyer shall deliver to Shareholder at Closing the following:

               (a) The Purchase Price for the Shares in accordance with Section 1.3.

               (b) A certificate certifying that the representations and warranties of S Company contained in Section 4 of this Stock Purchase Agreement are true and correct on and as of the date of Closing.

     5. Termination. This Stock Purchase Agreement shall terminate (a) upon the written agreement of S Company and Shareholder, or (b) upon the termination of the Agreement pursuant to Section 9.1 of the Agreement. Upon the termination, this Stock Purchase Agreement shall be of no further force or effect, with no liability on the part of any party, except for any liability that a party may have arising from a breach of this Stock Purchase Agreement.

     6.   Miscellaneous.

          (a) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the parties in this Stock Purchase Agreement shall survive the consummation of the Stock Purchase Agreement.

          (b) Notices. All notices, consents or other communications required or permitted to be given under this Stock Purchase Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or two (2) business days after being sent by a nationally

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recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified air mail, return receipt requested, postage charges prepaid. Notices also may be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to S Company shall be sent to its address stated on page one of this Stock Purchase Agreement to the attention of S Company's General Counsel, with a copy sent simultaneously to the same address to the attention of S Company's Chief Financial Officer. Notices to the Shareholder shall be sent to Shareholder's address stated on the signature page of this Stock Purchase Agreement. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 6(b), provided that any such change of address notice shall not be effective unless and until received.

          (c) Entire Understanding. This Stock Purchase Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Stock Purchase Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Stock Purchase Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

          (e) Severability. If any provision of this Stock Purchase Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stock Purchase Agreement. Each provision of this Stock Purchase Agreement is separable from every other provision of this Stock Purchase Agreement, and each part of each provision of this Stock Purchase Agreement is separable from every other part of such provision.

          (f) Counterparts. This Stock Purchase Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof,

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and it shall not be necessary in making proof of this Stock Purchase Agreement to produce or account for more than one counterpart hereof.

          (g) Section Headings. Section and subsection headings in this Stock Purchase Agreement are for convenience of reference only, do not constitute a part of this Stock Purchase Agreement, and shall not affect its interpretation.

          (h) References. All words used in this Stock Purchase Agreement shall be construed to be of such number and gender as the context requires or permits.

          (i) CONTROLLING LAW. EXCEPT FOR MATTERS CONCERNING THE TRANSFER OF SHARES WHICH SHALL BE GOVERNED BY THE LAWS OF ISRAEL (WITH RESPECT TO THE TRANSFER OF M COMPANY SHARES) OR THE LAWS OF THE NETHERLANDS (WITH RESPECT TO THE TRANSFER OF D COMPANY SHARES), THIS STOCK PURCHASE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          (j) Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Stock Purchase Agreement or otherwise,
(i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania, (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania, (iii) each of the parties irrevocably waives the right to trial by jury, (iv) each of the parties irrevocably consents to service of process by first class certified air mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6(b), and (v) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

          (k) Non-exclusivity. The rights and remedies of S Company hereunder are not exclusive of or limited by any other rights or remedies which S Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Stock Purchase Agreement regarding the enforceability of any contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

          (m) Assignment; Binding Effect. Except as provided herein, neither this Stock Purchase Agreement nor any of the rights, interests or obligations hereunder shall be assigned by

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either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that S Company may assign all or any of its rights hereunder to any wholly-owned subsidiary of S Company; provided, however, that any such assignment shall not relieve S Company of its obligations hereunder. Subject to the preceding sentence, this Stock Purchase Agreement shall be binding upon and inure to the benefit of the Shareholder and Shareholder's heirs, successors and assigns, and shall inure to the benefit of S Company and its successors and assigns. Notwithstanding anything contained in this Stock Purchase Agreement to the contrary, nothing in this Stock Purchase Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Stock Purchase Agreement.

          (n) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Stock Purchase Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that S Company shall be entitled to an injunction or injunctions to prevent breaches of this Stock Purchase Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which S Company is entitled at law or in equity.

     IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be executed as of the date first stated above.


                                   SUNGARD DATA SYSTEMS INC.

                                   By:
                                      -------------------------------------
                                       Name:
                                       Title:



        [SIGNATURES TO STOCK PURCHASE AGREEMENT CONTINUED ON NEXT PAGE]

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     [SIGNATURES TO STOCK PURCHASE AGREEMENT CONTINUED FROM PREVIOUS PAGE]


                                   SHAREHOLDER:

                                   -------------------------------------
                                   Name:

                                   Address:
                                              --------------------------

                                              --------------------------
                                   Facsimile:
                                              --------------------------

                                   SHARES:

                                   Number of issued and outstanding Shares of M
                                   Company owned of record as of the date of this Stock Purchase Agreement: _______

                                   Number of issued and outstanding Shares of D
                                   Company owned of record as of the date of this Stock Purchase Agreement: _________

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